Exhibit 99.1

Press Release

Hilb, Rogal and Hamilton Company

Contact: Carolyn Jones

4951 Lake Brook Drive, Suite 500

Phone:

(804) 747-6500

Glen Allen, Virginia 23060

Fax:

(804) 747-6046

     FOR IMMEDIATE RELEASE

April 16, 2003

HILB, ROGAL AND HAMILTON COMPANY REPORTS RECORD FIRST QUARTER RESULTS

RICHMOND, Va.-- Hilb, Rogal and Hamilton Company (NYSE:  HRH) today reported record financial results for the first quarter ended March 31, 2003.

For the first quarter, total revenues were $142.0 million, compared with $99.9 million a year ago, an increase of 42.2%.  Commissions and fees rose 42.4% to $140.5 million during the quarter, compared with $98.6 million during the same period last year, driven by acquisitions--primarily the addition of Hobbs Group, LLC on July 1, 2002--, new business, higher non-standard commissions, which are more heavily concentrated in the first quarter, and a continued firm rate environment.  Organic growth, defined as the change in commissions and fees before the effect of acquisitions and divestitures, for the first quarter was 11.2%.  The Company believes that while 2003 organic growth may vary on a quarterly basis, the full year's organic growth is likely to be in the range of 9% to 11%.

Net income for the quarter was $18.1 million, or $0.51 per share, compared with $19.1 million, or $0.60 per share, a year ago.  Excluding a one-time retirement benefit charge in 2003, non-operating losses and the cumulative effect of a 2002 revenue recognition accounting change, net income increased 40.3% to $21.3 million, or $0.60 per share, compared with $15.2 million, or $0.48 per share, a year ago.

In March 2003, Andrew L. Rogal, the Company’s Chairman and Chief Executive Officer, announced his decision to retire for personal reasons following the Company’s annual meeting of shareholders on May 6, 2003.  The Company recorded a one-time retirement benefit charge, net of tax, of $3.2 million, or $0.09 per share, for the quarter ended March 31, 2003, representing a contractual retirement benefit for Mr. Rogal.

Effective January 1, 2002, the Company changed to an accrual basis from a cash basis for recognizing commissions on premiums billed and collected directly by insurance companies for middle-market property and casualty business. The cumulative effect of the accounting change was a one-time addition to net income for the quarter ended March 31, 2002 of $3.9 million, or $0.12 per share.

The operating margin for the first quarter was 28.7%, compared with 28.1% for the year-ago quarter. The increase reflects higher non-standard commissions and the impact of HRH’s Best Practices program.  Continued incremental margin improvement remains one of HRH's key financial objectives ..

(CONTINUED)

HILB, ROGAL AND HAMILTON COMPANY REPORTS RECORD FIRST QUARTER RESULTS – Continued

"Our strong first quarter results," commented Mr. Rogal, "are additional evidence of the powerful operating platform we have created at HRH through hard work and focused execution of our strategic plan.  As I step down, I am confident that our talented team will continue serving with excellence a growing number of clients, enabling HRH to achieve its long-term goals."

"Assuming the CEO role at HRH after Andy is both exciting and demanding," stated Martin L. (Mell) Vaughan, III, President and Chief Operating Officer.  "A change in leadership, even one in which the rest of the senior management team remains intact, is an excellent time to re-dedicate the organization to our strategic objectives, and review tactical plans with fresh perspectives."

"Looking forward," Mr. Vaughan continued, "my highest priorities over the next year and beyond are centered in three areas.  First, we will focus on continuing to transform our sales force into a motivated, disciplined and highly productive team.  Second, we will intensify the execution of our 5-year plan through a more systematic and determined approach to achieving progress.  Third, we will actively explore, through internal development and acquisitions, new product lines and programs closely related to our core businesses, that will broaden HRH's ability to serve its clients."

Mr. Vaughan concluded, "Our current priorities build on HRH's many strengths: dedicated sales and risk management professionals, a proven operating model, a growing client base and an aggressive but disciplined acquisition program.  Those same strengths enable me to say, with confidence, that we are on track to meet our long-term goal of 15% to 20% growth in annual operating earnings per share."

The Company cautions readers that the statements contained herein regarding the Company’s future operations and business prospects are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

Hilb, Rogal and Hamilton Company provides insurance and risk management services to a wide spectrum of clients through a network of over 100 offices in the United States.  The Company is traded on the New York Stock Exchange, symbol HRH, and is ranked as the 10th largest insurance intermediary in the world. Additional information about HRH may be found at www.hrh.com.

(CONTINUED)

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED
	3/31/03	3/31/02[1]
	(Unaudited)
Revenues
Commissions and fees	$140,499	$ 98,648
Investment income	659	514
Other	833	692
	141,991	99,854
Operating expenses
Compensation and employee benefits	75,813	53,259
Other operating expenses	23,157	16,839
Depreciation expense	2,288	1,711
Amortization of intangibles	2,152	522
Interest expense	2,793	1,883
Retirement benefit	5,195	--
	111,398	74,214
INCOME BEFORE INCOME TAXES AND
CUMULATIVE EFFECT OF ACCOUNTING
CHANGE	30,593	25,640
Income taxes	12,495	10,456
Income before cumulative effect of accounting change	18,098	15,184
Cumulative effect of accounting change, net of tax[2]	--	3,944
NET INCOME	$ 18,098	$ 19,128

Net Income Per Share - Basic:
Income before cumulative effect of accounting change	$0.54	$0.54
Cumulative effect of accounting change, net of tax[2]	--	0.14
Net income	$0.54	$0.68

Net Income Per Share – Assuming Dilution:
Income before cumulative effect of accounting change	$0.51	$0.48
Cumulative effect of accounting change, net of tax[2]	--	0.12
Net income	$0.51	$0.60

Dividends Per Share	$0.0900	$0.0875

Weighted Average Number
of Shares Outstanding:
Basic	33,681	28,188
Assuming Dilution	35,493	32,203

_______________________

1 Reclassified to conform to current year presentation.

2 Effective January 1, 2002, the Company changed its revenue recognition policy for commissions on premiums billed by insurance carriers on middle-market property and casualty business from when received to the later of effective date of insurance coverage or billing date.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	MARCH 31,	DECEMBER 31,
	2003	2002[1]
	(Unaudited)
ASSETS CURRENT ASSETS
Cash and cash equivalents	$145,062	$134,692
Receivables (net)	170,793	201,364
Prepaid expenses and other	10,263	21,509
TOTAL CURRENT ASSETS	326,118	357,565

PROPERTY & EQUIPMENT (NET)	21,314	20,386

INTANGIBLE ASSETS (NET)	471,555	441,973

OTHER ASSETS	12,705	13,100
	$831,692	$833,024

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$214,114	$235,057
Accounts payable	9,595	10,115
Accrued expenses	22,574	39,142
Premium deposits and credits due customers	33,110	33,998
Current portion of long-term debt	3,661	5,733
TOTAL CURRENT LIABILITIES	283,054	324,045

LONG-TERM DEBT	180,655	177,151

OTHER LONG-TERM LIABILITIES	29,178	21,180

SHAREHOLDERS’ EQUITY
Common Stock (outstanding 33,858 and 33,484
shares, respectively)	181,439	168,558
Retained earnings	158,060	143,005
Accumulated other comprehensive income (loss)	(694)	(915)
	338,805	310,648
	$831,692	$833,024

__________________________

1 Reclassified to conform to current year presentation.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The Company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the Company’s performance between reporting periods. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with accounting principles generally accepted in the United States (GAAP).

	NET INCOME		NET INCOME PER SHARE ASSUMING DILUTION
	THREE MONTHS ENDED		THREE MONTHS ENDED
	3/31/03	3/31/02	3/31/03	3/31/02
	(Unaudited)		(Unaudited)

GAAP NET INCOME	$18,098	$19,128	$0.51	$0.60
Excluding:
Non-operating losses , net of tax	45	2	--	--
Retirement benefit, net of tax	3,169	--	0.09	--
Cumulative effect of accounting change, net of tax	--	(3,944)	--	(0.12)
OPERATING NET INCOME	$21,312	$15,186	$0.60	$0.48

	OPERATING MARGIN		OPERATING REVENUE
	THREE MONTHS ENDED		THREE MONTHS ENDED
	3/31/03	3/31/02	3/31/03	3/31/02
	(Unaudited)		(Unaudited)

GAAP NET INCOME / REVENUE	$18,098	$19,128	$141,991	$99,854
Excluding:
Non-operating losses	76	3	76	3
Amortization of intangibles	2,152	522	--	--
Interest expense	2,793	1,883	--	--
Retirement benefit	5,195	--	--	--
Income taxes	12,495	10,456	--	--
Cumulative effect of accounting change, net of tax	--	(3,944)	--	--
OPERATING MARGIN / REVENUE	$40,809	$28,048	$142,067	$99,857